Exhibit 5.1

D. WOODARD GLENN, P.C.
ATTORNEYS AND COUNSELORS
A PROFESSIONAL CORPORATION
8214 WESTCHESTER DRIVE | SUITE 740
DALLAS, TEXAS 75225
(214) 871-9333
D. WOODARD GLENN    FAX (214) 871-7131    MATTHEW B. GLENN
wglenn@dwgpc.com     mglenn@dwgpc.com    1300 POLK STREET | SUITE 225
DALLAS, TEXAS 75224
June 6, 2019

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 800
Dallas, TX 75225

Ladies and Gentlemen:

We have acted as special counsel to Veritex Holdings, Inc., a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,967,748 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which consists of (a) 1,500,000 shares of Common Stock registered in connection with equity awards available for future issuance under the Company’s 2019 Amended and Restated Omnibus Incentive Plan (the “2019 Veritex Plan”) and (b) 467,748 shares of Common Stock registered in connection with equity awards previously granted under the Company’s 2014 Omnibus Incentive Plan (the “2014 Veritex Plan” and, together with the 2019 Veritex Plan, the “Plans”) in accordance with the rules of the Nasdaq Stock Market LLC, as described in the Company’s Registration Statement on Form S-8 to be initially filed with the U.S. Securities and Exchange Commission on June 6, 2019, as has been and may be amended or supplemented including by post-effective amendment (the “Registration Statement”).

In rendering the opinions set forth below, we have reviewed and relied upon: (i) the Plans; (ii) the Registration Statement (but not, except as otherwise stated herein, the other exhibits); (iii) the Second Amended and Restated Certificate of Formation of the Company, as amended; (iv) the Third Amended and Restated Bylaws of the Company, as amended; (v) resolutions, consents, and/or minutes of the Company’s Board of Directors (or any committee thereof) relating to the Registration Statement and the Plans; and (vi) such other certificates, statutes and other instruments and documents as we considered necessary or appropriate for purposes of rendering the opinions expressed in this opinion letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the Company without further investigation as to the facts set forth in such certificates and communications. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity

Exhibit 5.1

to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter, we are of the opinion that the Common Stock, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid, and non-assessable.

The foregoing opinions are limited in all respects to the to the applicable provisions of the laws of the State of Texas and the applicable federal laws of the United States of America, and we do not express any opinion as to the applicability or effect of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth in this opinion letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this opinion letter, and we disclaim any obligation to advise you of any change in any matter set forth in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to this firm wherever it appears in the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder

Sincerely,

/s/ D. Woodard Glenn, P.C.______
D. WOODARD GLENN, P.C.